Exhibit 10.3

Form of Performance-Based Cash Bonus Award Agreement

COMPUTER PROGRAMS AND SYSTEMS, INC.
2014 INCENTIVE PLAN

PERFORMANCE-BASED CASH BONUS AWARD AGREEMENT

This Performance-Based Cash Bonus Award Agreement (this “Agreement”) between Computer Programs and Systems, Inc. (the “Corporation”) and ___________ (“Participant”) is dated effective _________, 20___ (the “Date of Grant”).

AGREEMENT

1.    Award. Subject to the terms and conditions hereof and of the Computer Programs and Systems, Inc. 2014 Incentive Plan (as may be amended from time to time, the “Plan”), the Corporation hereby grants to Participant the right to earn a cash bonus (the “Award”) under the Plan based upon the degree of the Corporation’s achievement of the Performance Goal set forth in Section 2 over the fiscal year commencing on _________, 20___ and ending on _________, 20___ (the “Performance Period”). The target amount of Participant’s Award shall be $_______ (“Target Award”). The actual amount of the Award, if any, shall be determined pursuant to Sections 2 through 5 below and may be greater than, equal to, or less than the Target Award based on the Corporation’s performance during the Performance Period. Except as provided below, Participant must be employed continuously by the Corporation from the date hereof through the last day of the Performance Period in order to receive any payment hereunder.

2.    Performance Goal; Calculation of Award Amount.

(a)     The percentage of Participant’s Target Award that is earned shall be determined based on _______________ (the “Performance Goal”), as calculated in accordance with the following table:

[Performance Metric]	Percentage of Target Award Earned by Participant
Less than ____% of ________________	No Target Award
____% of ________________	____% of Target Award
____% of ________________	____% of Target Award
____% of ________________	____% of Target Award
____% of ________________	____% of Target Award
____% of ________________	____% of Target Award
____% of ________________	____% of Target Award
____% or more of ________________	____% of Target Award

The Corporation will linearly interpolate between the amounts set forth in the above table. For example, (i) if ___________ is ____% of ___________, Participant will earn ____% of his Target Award, (ii) if ___________ is ____% of ___________, Participant will earn ____% of his Target Award, and (iii) if ___________ is ____% of ___________, Participant will earn ____% of his Target Award.

(b)    “__________” means the [definition of performance metric, if applicable].

(c)    Following the completion of the Performance Period, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) shall review and certify in writing whether, and to what extent, the Performance Goal has been achieved and, if so, calculate and certify in writing the amount of the Award earned. Solely to the extent that the exercise of such authority would not cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall have the authority to adjust or modify the calculation of the Performance Goal for the Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participant based on the following events:  (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report on Form 10-K for the applicable year; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and (h) a change in the Corporation’s fiscal year.

3.    Service Requirements; Termination of Employment.

(a)    General. Except as otherwise provided in this Agreement, Participant shall be eligible to receive an Award only if Participant remains employed by the Corporation through the last day of the Performance Period. If Participant’s Continuous Service terminates at any time prior to the last day of the Performance Period, then, except as otherwise provided in this Section 3 or in Section 4, this Agreement shall be canceled immediately on such termination of Continuous Service and Participant shall cease to have any right or entitlement to receive any payment hereunder. Nothing contained in this Agreement or in the Plan shall confer upon Participant any right to continue in the employment of the Corporation.

(b)    Payment upon Participant’s Death or Disability. Notwithstanding Section 3(a) above, if Participant’s Continuous Service terminates during the Performance Period as a result of Participant’s death or Disability, then Participant will vest in a pro rata portion of the Award that otherwise would have been payable hereunder, with Participant’s Award to be calculated in the manner set forth in Section 2 above except that the amount of the Award, if any, will be pro-rated based on the number of days that Participant was employed by the Corporation between the date of the beginning of the Performance Period and the date that Participant’s Continuous Service terminated as a percentage of the total number of days in the Performance Period.

4.    Change in Control. If a Change in Control of the Corporation occurs prior to the last day of the Performance Period, then the Award shall be payable to Participant at the Target Award level and shall be payable no later than five (5) days following such Change in Control.

5.    Payment of Awards. The Committee shall determine the amount, if any, of the Award payable to Participant in accordance with the terms of this Agreement and the Plan. Except as provided in Section 4 hereof, the percentage of Participant’s Target Award that is earned under this Agreement shall be paid in cash within two and one-half (2 ½) months following the end of the Performance Period, including in the case of a payment pursuant to Section 3(b) hereof.

6.    Tax Withholding. The Corporation shall withhold from any Award payable hereunder all federal, state, local and other income and employment taxes required to be withheld from such Award.

7.    Binding Effect. This Agreement shall bind Participant and the Corporation and their beneficiaries, survivors, executors, administrators and transferees.

8.    Conflicts and Interpretation. Participant acknowledges receipt of a copy of the Plan, and agrees that this Award shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control. Furthermore, subject to applicable law and the terms of the Plan, all designations, determinations, interpretations and other decisions with respect to the Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including Participant.

9.    Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. No waiver of any provision or violation of this Agreement by the Corporation shall be implied by the Corporation’s forbearance or failure to take action.

10.    Amendment. The Corporation may modify, amend or waive the terms of the Award, prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of Participant without his or her consent, except as required by applicable law or as necessary to avoid adverse tax or accounting consequences. Prior to the effectiveness of any modification, amendment or waiver, the Corporation will provide notice to Participant and the opportunity for Participant to consult with the Corporation regarding such modification, amendment or waiver. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

11.    Performance Compensation Award. The Committee has designated the Award as a “Performance Compensation Award”

under the Plan in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. All payments under this Agreement are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. This Award shall be construed and administered in a manner consistent with such intent.

12.    Compliance with Code Section 409A. It is the intention of the parties that compensation payable under this Agreement shall not be subject to the additional tax imposed pursuant to Section 409A of the Code and the parties shall interpret this Agreement in a manner consistent with such intent.

13.    Shareholder Approval Required. As an Award granted pursuant to the Plan, this Award has been made conditioned on approval of the Plan by the stockholders of the Corporation. In the event that the stockholders of the Corporation do not approve the Plan at the 2014 annual meeting of shareholders, this Award shall be void ab initio and Participant shall have no further rights under this Agreement.

14.    No Trust or Fund Created. Neither this Agreement nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

15.    Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, without reference to principles of conflicts or choices of laws.

16.    Definitions. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Plan.

17.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Performance-Based Cash Bonus Award Agreement effective as of the Date of Grant.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:
Name:
Its:

[EMPLOYEE NAME]

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